Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of XL Capital Ltd (the "Company") in their respective capacities set forth below constitutes and appoints Brian M. O'Hara and Paul S. Giordano his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") issuable to employees pursuant to the Company's
XL Capital Converted 1989 Option Plan, XL Capital Converted 1993 Option Plan, XL Capital Converted 1997 Incentive and Capital Accumulation Plan, XL Capital Converted Directors' Stock Option Plan, XL Capital Converted Employee Stock Purchase Plan, Nac Re Corp. Employee Savings Plan, XL Capital 1997 Converted Stock Retainer Plan for Nonemployee Directors of Nac Re Corp., XL Capital Converted Partners' Restricted Stock Plan (the "Equity Plans") to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock and Options, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature                         Title                              Date
/s/Brian M. O'Hara
____________________    President, Chief Executive Officer and   June 17, 1999
Brian M. O'Hara         Director (Principal Executive Officer)


/s/Robert R. Lusardi
____________________    Executive Vice President and Chief       June 17, 1999
Robert R. Lusardi       Financial Officer (Principal Financial
                        Officer and Principal Accounting Officer)

/s/Michael P. Esposito, Jr.
________________________    Director and Chairman of the Board    June 17, 1999
Michael P. Esposito,        of Directors
 Jr.

/s/Michael A, Butt
____________________
Michael A. Butt         Director                                  June 17, 1999

/s/Robert Clements
____________________
Robert Clements         Director                                  June 17, 1999


____________________
Sir Brian Corby         Director                                  June   , 1999

/s/Robert R. Glauber
____________________
Robert R. Glauber       Director                                  June 17, 1999

/s/Robert V. Hatcher, Jr.
_________________________
Robert V. Hatcher,
 Jr.                    Director                                  June 17, 1999

/s/Ian R. Heap
____________________
Ian R. Heap             Director                                  June 17, 1999

/s/Paul Jeanbart
____________________
Paul Jeanbart           Director                                  June 17, 1999

/s/John Loudon
____________________
John Loudon             Director                                  June 17, 1999

/s/Robert J. Newhouse, Jr.
__________________________
Robert J. Newhouse,
 Jr.                    Director                                  June 17, 1999

/s/Robert S. Parker
____________________
Robert S. Parker        Director                                  June 17, 1999

/s/Cyril Rance
____________________
Cyril Rance             Director                                  June 17, 1999

/s/Alan Z. Senter
____________________
Alan Z. Senter          Director                                  June 17, 1999

/s/John T. Thornton
____________________
John T. Thornton        Director                                  June 17, 1999

/s/Ellen E. Thrower
____________________
Ellen E. Thrower        Director                                  June 17, 1999

/s/John Weiser
____________________
John Weiser             Director                                  June 17, 1999